Exhibit 10.12

EXECUTION COPY
First Amendment to
Amended and Restated Employment Agreement

This First Amendment to Amended and Restated Employment Agreement, dated as of November 30, 2012 (this “Amendment Agreement”), is entered into by and between B/E Aerospace, Inc., a Delaware corporation (the “Company”) and Werner Lieberherr (“Executive”).

W I T N E S S E T H:

WHEREAS, the Company and the Executive entered into an Amended and Restated Employment Agreement dated January 1, 2011 (the “Agreement”);

WHEREAS, the Company and the Executive wish to amend Section 5(b) of the Agreement in the manner set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration the parties hereto hereby agree as follows:

1.           Section 5(b) of the Agreement is hereby amended in its entirety by the following:

“(b) Death.

(i)
The Executive’s employment hereunder shall terminate upon his death.  In such event, the Company shall, within thirty (30) days following the date of death, pay to such person as the Executive shall have designated in a notice filed with the Company, or, if no such person shall have been designated, to his estate, a lump sum amount equal to the Salary and Automobile Allowance (at the rate in effect as of the Termination Date) payable during the period from the Termination Date through the Expiration Date.

(ii)
Upon the Executive’s death at any time during or after the Employment Term, the Company shall, within thirty (30) days following the date of death, also pay to such person as the Executive shall have designated in a notice filed with the Company, or if no such person shall have been designated, to his estate, a lump-sum death benefit in the amount of five (5) million dollars in accordance with the Death Benefit Agreement attached as Exhibit A hereto, as may be amended from time to time.”

2.           Except as otherwise expressly amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment Agreement effective as of the day and year first set forth above.

B/E AEROSPACE, INC.

By:	/s/ Ryan M. Patch
Name:	Ryan M. Patch
Title:	Secretary

EXECUTIVE

/s/ Werner Lieberherr
Werner Lieberherr